                                   FORM OF

                     ECHOSTAR COMMUNICATIONS CORPORATION

                                 $___________

                    12 1/8% SENIOR EXCHANGE NOTES DUE 2004

                                  INDENTURE

                        Dated as of January [ ], 1999

                    U.S. Bank Trust National Association

                                   Trustee


    INDENTURE dated as of January [ ], 1999 among EchoStar Communications Corporation (the "Company" or "EchoStar"), a Nevada corporation, and U.S. Bank Trust National Association as trustee (the "Trustee").

    The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/8% Senior Exchange Notes due 2004:

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                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1
    DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . .   1
         SECTION 1.1   DEFINITIONS.. . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.2   OTHER DEFINITIONS.. . . . . . . . . . . . . . . . . .  16
         SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT . .  17
         SECTION 1.4   RULES OF CONSTRUCTION.. . . . . . . . . . . . . . . .  17

ARTICLE 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.1   FORM AND DATING . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.2   FORM OF EXECUTION AND AUTHENTICATION. . . . . . . . .  19
         SECTION 2.3   REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . .  20
         SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST.. . . . . . . . .  21
         SECTION 2.5   LISTS OF HOLDERS OF THE NOTES.. . . . . . . . . . . .  21
         SECTION 2.6   TRANSFER AND EXCHANGE.. . . . . . . . . . . . . . . .  21
         SECTION 2.7   REPLACEMENT NOTES.. . . . . . . . . . . . . . . . . .  22
         SECTION 2.8   OUTSTANDING NOTES.. . . . . . . . . . . . . . . . . .  23
         SECTION 2.9   TREASURY NOTES. . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.10  TEMPORARY NOTES.. . . . . . . . . . . . . . . . . . .  23
         SECTION 2.11  CANCELLATION. . . . . . . . . . . . . . . . . . . . .  24
         SECTION 2.12  DEFAULTED INTEREST. . . . . . . . . . . . . . . . . .  24
         SECTION 2.13  RECORD DATE.. . . . . . . . . . . . . . . . . . . . .  24
         SECTION 2.14  CUSIP NUMBER. . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 3
                       REDEMPTION. . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.1   NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . . .  25
         SECTION 3.2   SELECTION OF NOTES TO BE REDEEMED.. . . . . . . . . .  25
         SECTION 3.3   NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . .  25
         SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . .  26
         SECTION 3.5   DEPOSIT OF REDEMPTION PRICE.. . . . . . . . . . . . .  27
         SECTION 3.6   NOTES REDEEMED IN PART. . . . . . . . . . . . . . . .  27
         SECTION 3.7   OPTIONAL REDEMPTION.. . . . . . . . . . . . . . . . .  27
         SECTION 3.8   MANDATORY REDEMPTION. . . . . . . . . . . . . . . . .  28

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                                                                            PAGE
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ARTICLE 4
                       COVENANTS . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 4.1   PAYMENT OF NOTES. . . . . . . . . . . . . . . . . . .  28
         SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY.. . . . . . . . . . .  29
         SECTION 4.3   REPORTS.. . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 4.4   COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . .  31
         SECTION 4.5   TAXES.. . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.6   STAY, EXTENSION AND USURY LAWS. . . . . . . . . . . .  32
         SECTION 4.7   RESTRICTED PAYMENTS.. . . . . . . . . . . . . . . . .  32
         SECTION 4.8   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                       SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . .  35
         SECTION 4.9   INCURRENCE OF INDEBTEDNESS, ISSUANCE OF DISQUALIFIED
                        STOCK AND ISSUANCE OF PREFERRED EQUITY INTERESTS OF
                        SUBSIDIARIES . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.10  ASSET SALES . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.11  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . .  40
         SECTION 4.12  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . .  41
         SECTION 4.13  SUBSIDIARY GUARANTEES . . . . . . . . . . . . . . . .  41
         SECTION 4.14  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.15  OFFER TO PURCHASE UPON CHANGE OF CONTROL OR ORBITAL
                        EVENT. . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.16  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . .  44
         SECTION 4.17  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . .  44
         SECTION 4.18  ACTIVITIES OF ECHOSTAR. . . . . . . . . . . . . . . .  44
         SECTION 4.19  [INTENTIONALLY OMITTED. . . . . . . . . . . . . . . .  44
         SECTION 4.20  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . .  44
         SECTION 4.21  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . .  45
         SECTION 4.22  SIGNIFICANT TRANSACTIONS. . . . . . . . . . . . . . .  45
         SECTION 4.23  ACCOUNTS RECEIVABLE SUBSIDIARY. . . . . . . . . . . .  46

ARTICLE 5
                       SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . 49
         SECTION 5.1   MERGER, CONSOLIDATION, OR SALE OF ASSETS. . . . . . . 49
         SECTION 5.3   SUCCESSOR CORPORATION SUBSTITUTED.. . . . . . . . . . 50

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                                                                            PAGE
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ARTICLE 6
                       DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . .  50
         SECTION 6.1   EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . .  50
         SECTION 6.2   ACCELERATION. . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.3   OTHER REMEDIES. . . . . . . . . . . . . . . . . . . .  53
         SECTION 6.4   WAIVER OF PAST DEFAULTS.. . . . . . . . . . . . . . .  54
         SECTION 6.5   CONTROL BY MAJORITY.. . . . . . . . . . . . . . . . .  54
         SECTION 6.6   LIMITATION ON SUITS . . . . . . . . . . . . . . . . .  54
         SECTION 6.7   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT . . . .  55
         SECTION 6.8   COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . .  55
         SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . .  55
         SECTION 6.10  PRIORITIES. . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 6.11  UNDERTAKING FOR COSTS.. . . . . . . . . . . . . . . .  57

ARTICLE 7
                       TRUSTEE . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.1   DUTIES OF TRUSTEE.. . . . . . . . . . . . . . . . . .  57
         SECTION 7.2   RIGHTS OF TRUSTEE.. . . . . . . . . . . . . . . . . .  58
         SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . .  59
         SECTION 7.4   TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . .  60
         SECTION 7.5   NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . .  60
         SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. . . . . .  60
         SECTION 7.7   COMPENSATION AND INDEMNITY. . . . . . . . . . . . . .  61
         SECTION 7.8   REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . .  61
         SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . .  63
         SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.. . . . . . . . . . . .  63
         SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.. .  63

ARTICLE 8
                       DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . .  63
         SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                        DEFEASANCE . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE. . . . . . . . . . . .  64
         SECTION 8.3   COVENANT DEFEASANCE.. . . . . . . . . . . . . . . . .  64
         SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. . . . . .  65

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                                                                            PAGE
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         SECTION 8.5   DEPOSITED MONEY AND GOVERNMENT NOTES TO BE HELD IN
                        TRUST; OTHER MISCELLANEOUS PROVISIONS. . . . . . . .  66
         SECTION 8.6   REPAYMENT TO COMPANY. . . . . . . . . . . . . . . . .  67
         SECTION 8.7   REINSTATEMENT.. . . . . . . . . . . . . . . . . . . .  67

ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER. . . . . . . . . . .  68
         SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT.. . . . . . . . .  69
         SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS.. . . . . . . . . .  70
         SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES. . . . . . . . . . .  70
         SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC.. . . . . . . . . . .  70
         SECTION 9.7   PAYMENTS FOR CONSENTS.. . . . . . . . . . . . . . . .  71

ARTICLE 10
                       [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . .  71

ARTICLE 11
                       [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . .  71

ARTICLE 12
                       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . .  72
         SECTION 12.1  TRUST INDENTURE ACT CONTROLS. . . . . . . . . . . . .  72
         SECTION 12.2  NOTICES.. . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 12.3  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                        HOLDERS OF NOTES.. . . . . . . . . . . . . . . . . .  73
         SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. .  73
         SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.. . . .  73
         SECTION 12.6  RULES BY TRUSTEE AND AGENTS.. . . . . . . . . . . . .  74
         SECTION 12.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                        EMPLOYEES, INCORPORATORS AND STOCKHOLDERS. . . . . .  74

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                                                                            PAGE
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         SECTION 12.8  GOVERNING LAW.. . . . . . . . . . . . . . . . . . . .  74
         SECTION 12.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS . . . .  75
         SECTION 12.10 SUCCESSORS. . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.11 SEVERABILITY. . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.12 COUNTERPART ORIGINALS . . . . . . . . . . . . . . . .  75
         SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC. . . . . . . . . . .  75

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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1   DEFINITIONS.

    "ACCOUNTS RECEIVABLE SUBSIDIARY" means one Unrestricted Subsidiary of DBS Corp or any subsidiary specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of DBS Corp or its Subsidiaries, and provided that any such designation shall not be deemed to prohibit DBS Corp or its Subsidiaries from financing accounts receivable through any other entity, including without limitation, any other Unrestricted Subsidiary.

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    "ACCOUNTS RECEIVABLE SUBSIDIARY NOTES" means the notes to be issued by the
Accounts Receivable Subsidiary for the purchase of accounts receivable.

    "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; PROVIDED FURTHER that no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of its Subsidiaries.

    "AGENT" means any Registrar, Paying Agent or co-registrar.

    "BANK DEBT" means Indebtedness incurred pursuant to the Credit Agreement in an aggregate amount not to exceed the sum of (i) 90% of the accounts receivable of the borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus (ii) 75% of the inventory of the Credit Agreement Borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus (iii) 100% of the cash collateral and marketable securities of the borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement.

    "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    "BUSINESS DAY" means any day other than a Legal Holiday.

    "CAPITAL LEASE" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

    "CASH EQUIVALENTS" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-l or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition.

    "CHANGE OF CONTROL" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or an entity controlled by the Principals and their Related Parties cease to (i) be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 30% of the total Equity Interests in EchoStar and (ii) have the voting power to elect at least a majority of the Board of Directors of EchoStar; (b) the first day on which a majority of the members of the Board of Directors of EchoStar are not Continuing Directors; (c) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or any entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange
Act) of at least 30% of the total Equity Interests in DBS Corp and have the voting power to elect at least a majority of the Board of Directors of DBS Corp,

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or (d) the first day on which a majority of the members of the Board of
Directors of DBS Corp are not Continuing Directors.

    "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

    "COMPANY" has the meaning found in the preamble.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the 1997 Notes.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations), on a consolidated basis determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss; (b) the Net Income of any Person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person; (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of:
(a) the stockholders' equity of such Person; plus (b) the amount reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of DBS Corp or the Company, as the case may be, who: (a) was a member of such Board of Directors on the effective date of the Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.2 or such other address as to which the Trustee may give notice to the Company.

    "CREDIT AGREEMENT" means any one or more credit agreements (which may include or consist of revolving credits) between EchoStar, DBS Corp or any of DBS Corp Restricted Subsidiaries and one or more banks or other financial institutions providing financing for the business of EchoStar, DBS Corp and DBS Corp's Restricted Subsidiaries, PROVIDED that the lenders party to the Credit Agreement may not be Affiliates of EchoStar.

    "CREDIT AGREEMENT BORROWERS" means Echo Acceptance Corporation, Echosphere Corporation, EchoStar International Corporation, Houston Tracker Systems, Inc., Satellite Source, Inc., EchoStar Satellite Corporation and DNCC.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    "DBS" means direct broadcast satellite.

    "DBS Corp" means EchoStar DBS Corporation, a Colorado corporation.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DEFERRED PAYMENTS" means Indebtedness to satellite contractors incurred in connection with the construction and launch of EchoStar I, EchoStar II, EchoStar III and EchoStar IV in an amount not to exceed $135.0 million.

    "DISH" means Dish, Ltd., a Nevada corporation.

    "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to July 1, 2004.

    "DNCC" means Dish Network Credit Corporation, a Colorado corporation.

    "ECHOSTAR" has the meaning found in the preamble.

    "ECHOSTAR DBS SYSTEM" means the digital direct broadcast satellite system of the Company.

    "ECHOSTAR I" means Dish's high-powered direct broadcast satellite designated as EchoStar I.

    "ECHOSTAR II" means Dish's high-powered direct broadcast satellite designated as EchoStar II.

    "ECHOSTAR III" means the high-powered direct broadcast satellite being constructed by Direct Broadcasting Satellite Corporation as of the Issuance Date, and any replacement satellite thereof.

    "ECHOSTAR IV" means the high-powered direct broadcast satellite being constructed by a Subsidiary of the Company, and any replacement satellite thereof.

    "ECHOSTAR RECEIVER SYSTEM" means a satellite dish, digital satellite receiver, remote control and related components, used in connection with the DBS service provided by EchoStar and its Subsidiaries.

    "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "ESBC" means EchoStar Satellite Broadcasting Corporation.

    "ESC" means EchoStar Satellite Corporation.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXISTING INDEBTEDNESS" means the Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the date of the Indenture if such Indebtedness resulted from a contractual commitment outstanding on the date of the Indenture which related to the construction, launch or insurance of any satellite owned by, or under contract to, the Company or any of its Subsidiaries as of the date of the Indenture, until such amounts are repaid.

    "FCC" means Federal Communications Commission.

    "Full-CONUS Orbital Slot" means the 101, 110 or 119 degrees West Longitude orbital shot.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the U.S., which are applicable as of the date of determination; PROVIDED, HOWEVER; that these definitions and all ratios and calculations contained in Sections 4.7, 4.8, 4.9 and 4.10 shall be determined in accordance with GAAP as in effect and applied by EchoStar and its Subsidiaries on the date of the Indenture, consistently applied; PROVIDED, FURTHER, that in the event of any change in GAAP or in any change by EchoStar or any of its Subsidiaries in GAAP applied that would result in any change in any such ratio or calculation, the Company shall deliver to the Trustee, each time any such ratio or calculation is required to be determined or made, an Officers' Certificate setting forth the computations showing the effect of such change or application on such ratio or calculation.

    "GLOBAL NOTE" means a Note evidencing all or part of the Notes issued to the Depository for such Notes.

    "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTOR" means any entity that executes a Guarantee of the obligations of the Company under the Senior Exchange Notes, and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "HOLDER" means a Person in whose name a Note is registered.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

    "INDEBTEDNESS TO CASH FLOW RATIO" means, with respect to any Person, the ratio of: (a) the Indebtedness of such Person and its Subsidiaries as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such Person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"), PROVIDED, HOWEVER; that: (i) in making such computation, Indebtedness shall include the total amount of funds outstanding and available under any revolving credit facilities; and (ii) in the event that DBS Corp or any of its Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

    "INDENTURE" means this Indenture, as amended or supplemented from time to time.

    "INDEPENDENT SUBSIDIARY" means any Subsidiary of the Company which (i) maintains separate books and records from the Company and observes all corporate formalities, (ii) pays all of its liabilities out of its own funds, (iii) in all dealings with the public identifies itself under its own name and as a separate and distinct entity, (iv) does not commingle its assets with those of any other Person, and (v) includes at least one independent member on its board of directors.

    "INVESTMENT GRADE" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    "MARKETABLE SECURITIES" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company, DBS Corp or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by DBS Corp or any Restricted Subsidiary of DBS Corp to cash.

    "1994 NOTES INDENTURE" means the Indenture relating to the 1994 Notes.

    "1994 NOTES" means the 12 7/8% Senior Discount Notes due 2004 of Dish.

    "1994 CREDIT AGREEMENT" has the meaning set forth in the 1996 Notes
Indenture.

    "1996 NOTES INDENTURE" means the Indenture relating to the 1996 Notes.

    "1996 NOTES" means the 13 1/8% Senior Discount Notes due 2004 of ESBC.

    "1997 NOTES INDENTURE" means the Indenture relating to the 1997 Notes.

    "1997 NOTES" means the 12 1/2% Senior Secured Notes due 2002 of DBS Corp.

    "NON-RECOURSE INDEBTEDNESS" of any Person means Indebtedness of such Person that: (i) is not guaranteed by any other Person (except a Wholly Owned Subsidiary of the referent Person); (ii) is not recourse to and does not obligate any other Person (except a Wholly Owned Subsidiary of the referent Person) in any way; (iii) does not subject any property or assets of any other Person (except a Wholly Owned Subsidiary of the referent Person), directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (iv) is not required by GAAP to be reflected on the financial statements of any other Person (other than a Subsidiary of the referent Person) prepared in accordance with GAAP.

    "NOTES" means the Senior Exchange Notes.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFERING MEMORANDUM" means the Offering Memorandum dated September 26, 1997 relating to the offering of the Notes.

    "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

    "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

    "OPINION OF COUNSEL" means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

    "ORBITAL EVENT" means the first date on which the Company and its Subsidiaries do not have the right to use orbital slot authorizations granted by the FCC covering a minimum of 21 transponders at a single Full-CONUS Orbital Slot.

    "PERMITTED INVESTMENTS" means: (a) Investments in DBS Corp or in a Wholly Owned Subsidiary of DBS Corp, other than Unrestricted Subsidiaries of DBS Corp, (b) Investments in Cash Equivalents and Marketable Securities; (c) conversion of debentures of SSET and DBS Industries, Inc. ("DBSI"), in accordance with their terms, into Equity Interests of SSET and DBSI; and (d) Investments by DBS Corp or any Subsidiary of DBS Corp in a Person if, as a result of such Investment: (i) such Person becomes a Wholly Owned Restricted Subsidiary of DBS Corp, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, DBS Corp or a Wholly Owned Subsidiary of DBS Corp that is not an Unrestricted Subsidiary of DBS Corp.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

    "PREFERRED EQUITY INTEREST", in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

    "PRINCIPALS" means Charles W. Ergen, James DeFranco, R. Scott Zimmer, Steven B. Schaver and David K. Moskowitz.

    "PURCHASE MONEY INDEBTEDNESS" means indebtedness of the Company or any of its Bound Subsidiaries, DBS Corp or any Restricted Subsidiaries of DBS Corp incurred (within 180 days of such purchase) to finance the purchase of any assets of the Company or Bound Subsidiary, DBS Corp or any Restricted Subsidiary of DBS Corp: (a) to the extent the amount of Indebtedness thereunder does not exceed 80% of the purchase cost of such assets; (b) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP; (c) to the extent that such Indebtedness is not recourse to the Company or any Bound Subsidiary, DBS Corp or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (d) if the purchase of such assets is not part of an acquisition of any Person.

    "RECEIVER SUBSIDY" means a subsidy, rebate or other similar payment by EchoStar or any of its Subsidiaries, in the ordinary course of business, to subscribers, vendors or distributors, relating to an EchoStar Receiver System, not to exceed the cost of such EchoStar Receiver System, together with the cost of installation of such EchoStar Receiver System.

    "RECEIVABLES TRUST" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing, (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and
(c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

    "RELATED PARTY" means, with respect to any Principal, (a) the spouse and each immediate family member of such Principal and (b) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

    "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any Officer within the corporate trust administration of the Trustee (or any successor group of the Trustee) or any other Officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "RESTRICTED INVESTMENT" means an Investment other than Permitted
Investments.

    "RESTRICTED SUBSIDIARY" means, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by DBS Corp or one or more Subsidiaries of DBS Corp or a combination thereof, other than Unrestricted Subsidiaries.

    "SATELLITE RECEIVER" means any satellite receiver capable of receiving programming from the EchoStar's DISH Network.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

    "SSET" means Satellite Systems Engineering Technologies, Inc. and its Affiliates.

    "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

    "SUPPLEMENTAL INDENTURE" means any supplemental indenture relating to this Indenture.

    "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA.

    "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

    "TT&C" means telemetry, tracking and control.

    "UNRESTRICTED SUBSIDIARY" means; (A) EchoStar Real Estate Corporation, EchoStar Real Estate Corporation II, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Pvt. Ltd. and Satrec Mauritius Ltd.; and (B) any Subsidiary of DBS Corp designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of DBS Corp: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, at the time of such designation: (i) is guaranteed by DBS Corp or any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates DBS Corp or any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of DBS Corp or any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof; (b) with which neither DBS Corp nor any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to DBS Corp or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of DBS Corp; (c) with which neither DBS Corp nor any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results and (d) which does not provide direct broadcast services in any capacity other than as a selling, billing and collection agent for one or more of DBS Corp and its Restricted Subsidiaries; PROVIDED, HOWEVER, that none of DBS Corp, EchoStar Satellite Broadcasting Corporation, Dish, EchoStar Satellite Corporation, DirectSat Corporation, Echo Acceptance Corporation, Houston Tracker Systems, Inc., EchoStar International Corporation and Echosphere Corporation may be designated as Unrestricted Subsidiaries. At the time that DBS Corp designates a Subsidiary as an Unrestricted Subsidiary, DBS Corp will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of DBS Corp evidenced by a resolution of the Board of Directors of DBS Corp and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such Subsidiary exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by DBS Corp) of such Subsidiary; provided that DBS Corp may designate DNCC as an Unrestricted Subsidiary at any time and such designation shall not be deemed a Restricted Investment if, but only if, the provisions of clauses (B) (a), (b), (c) and (d) shall have been complied with prior to such designation. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of DBS Corp if, at the time of such designation after giving pro forma effect thereto as if such designation had occurred at the beginning of the applicable four-quarter period, DBS Corp would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the covenant entitled "--Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interest of Subsidiaries."

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Wholly Owned Subsidiary of DBS Corp that is a Restricted Subsidiary of DBS Corp

    "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such Person, directly or indirectly.

SECTION 1.2   OTHER DEFINITIONS.

    TERM                                    DEFINED IN SECTION

"Affiliate Transaction"                            4.11
"Asset Sale"                                       4.10
"Change of Control Offer"                          4.15
"Change of Control Payment"                        4.15
"Change of Control Payment Date"                   4.15
"Covenant Defeasance"                              8.3
"EAC"                                              4.7
"Event of Default"                                 6.1
"Excess Proceeds"                               4.10; 4.16
"Incur"                                            4.9
"Legal Defeasance"                                 8.2
"Offer Amount"                                     3.9
"Offer Payment"                                    4.21
"Offer Payment Date"                               4.21
"Offer Period"                                     3.9
"Offer to Purchase"                                4.21
"Paying Agent"                                     2.4

"Payment Default"                                  6.1
"Permitted Refinancing"                            4.9
"Purchase Date"                                    3.9
"Refinancing Indebtedness"                         4.9
"Registrar"                                        2.4
"Restricted Payments"                              4.7
"Significant Transaction"                          4.22
"Special Offer Payment"                            4.22
"Special Offer Payment Date"                       4.22
"Special Offer to Purchase"                        4.22
"Strategic Partner"                                4.22
"Subordinate and Junior"                          11.1

SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

    The following TIA terms used in this Indenture have the following meanings:

    "INDENTURE SECURITIES" means the Notes;

    "INDENTURE SECURITY HOLDER" means a Holder of a Note;

    "INDENTURE TO BE QUALIFIED" means this Indenture;

    "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

    "OBLIGOR" on the Notes means each of the Company and any successor obligor upon the Notes.

    All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4  RULES OF CONSTRUCTION.

    Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)  "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular; and

         (e)  provisions apply to successive events and transactions.


                                  ARTICLE 2

SECTION 2.1  FORM AND DATING.

    The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company or DBS Corp, as the case may be, are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

    The Notes shall be issued in the form of Global Notes and the Depository Trust Company, its nominees, and their respective successors, shall act as the Depository with respect thereto. Each Global Note shall (i) be registered in the name of the Depository for such Global Note or the nominee of such Depository, (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions, and (iii) shall bear a legend substantially to the following effect: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    Any Note not registered under the Securities Act shall bear the following legend on the face thereof:

    "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

The Trustee must refuse to register any transfer of a Note bearing such legend that would violate the restrictions described in such legend.

SECTION 2.2  FORM OF EXECUTION AND AUTHENTICATION.

    Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

    If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

    The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount of $__________ of the Notes exchanged therefor. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein except as PROVIDED in Section 2.7.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company

SECTION 2.3  REGISTRAR AND PAYING AGENT.

    The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Paying Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent.
If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7.

    The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.5  LISTS OF HOLDERS OF THE NOTES.

    The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a). The Company hereby appoints the Trustee as Registrar and the Trustee hereby accepts such appointment.

SECTION 2.6   TRANSFER AND EXCHANGE.

    When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee (if the Trustee is not the Registrar) duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's written request, subject to such rules as the Trustee may reasonably require.

    Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.2 or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

    No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.6, 3.8 or 9.5, which shall be paid by the Company).

    Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.7  REPLACEMENT NOTES.

    If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note.

    Every replacement Note is an additional obligation of the Company.

SECTION 2.8   OUTSTANDING NOTES.

    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

    If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

    If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

    Subject to Section 2.9, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.9   TREASURY NOTES.

    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10  TEMPORARY NOTES.

    Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon written order of the Company signed by two Officers of the Company, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two

Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11  CANCELLATION.

    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs canceled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Notes be returned to it.

SECTION 2.12  DEFAULTED INTEREST.

    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate PROVIDED in the Notes. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  RECORD DATE.

    The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as PROVIDED for in TIA Section 316(c).

SECTION 2.14  CUSIP NUMBER.

    The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                  ARTICLE 3
                                  REDEMPTION

SECTION 3.1   NOTICES TO TRUSTEE.

    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.2   SELECTION OF NOTES TO BE REDEEMED.

    If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, PROVIDED that no Notes with a principal amount of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise PROVIDED herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

    The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

SECTION 3.3   NOTICE OF REDEMPTION.

    At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

    The notice shall identify the Notes to be redeemed and shall state:

         (a)  the redemption date;

         (b)  the redemption price;

         (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

         (d)  the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

    At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as PROVIDED in the preceding paragraph.

SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION.

    Once notice of redemption is mailed in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.5   DEPOSIT OF REDEMPTION PRICE.

    On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

    On and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate PROVIDED in the Notes.

SECTION 3.6   NOTES REDEEMED IN PART.

    (a) Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

    (b) If pursuant to any repurchase or redemption obligation contained in this Indenture, fewer than all the Notes represented by any certificate are to be redeemed, a new certificate shall be issued representing the unredeemed Notes without costs to the Holder, together with the amount of cash, if any, in lieu of Notes representing any remaining fractionof $1,000 to the extent the Company is legally and contractually entitled to pay cash for said fractional Notes. If the Company is not entitled to pay cash for fractional shares, it shall pay cash to the Holder for the fractional Notes when it becomes legally and contractually able to pay such cash.

SECTION 3.7   OPTIONAL REDEMPTION.

    Except as PROVIDED in the next paragraph, the Company shall not have the option to redeem the Notes in cash, in whole or in part, prior to July 1, 2000. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                            YEAR         PERCENTAGE

                            2000          106.0625%
                            2001          104.0417%
                            2002          102.0208%
                            Thereafter    100.0000%

    Notwithstanding the foregoing, at any time prior to July 1, 2000, the Company may redeem Notes at a redemption price payable in cash equal to 112.125% of the principal amount thereof on the repurchase date plus an amount equal to accrued and unpaid interest thereon to the repurchase date with the net proceeds of one public or private sale of Equity Interests (other than Disqualified Stock) of the Company or any of its Subsidiaries (other than proceeds from a sale to the Company or any of its Subsidiaries; PROVIDED that (a) at least two-thirds in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 120 days of the date of the closing of any such sale.

SECTION 3.8   MANDATORY REDEMPTION.

    The Notes will not be subject to any mandatory redemption or sinking fund provisions. The Notes will be payable in full, with all accrued but unpaid interest, July 1, 2004.

                                  ARTICLE 4
                                  COVENANTS

SECTION 4.1   PAYMENT OF NOTES.

    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner PROVIDED in the Notes.

    The Notes will mature on July 1, 2004. Notes will accrue interest at 12 1/8% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or duly provided for. Interest will be payable semiannually on April 1, and October 1 of each year beginning of the first such date to occur after the Exchange Date, to the holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the Notes may, at the option of the Company, be paid in cash or by issuing additional Notes in a aggregate principal amount equal to the amount of such interest. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Company Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY.

    The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3   REPORTS.

         Whether or not required by the rules and regulations of the SEC, so long as any of the Notes remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K) to be filed with the SEC and the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, in each case, within 15 days of filing with the SEC. If the Company is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K), to be so filed with the SEC for public availability and the Trustee and mailed to the Holders within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year. The Company shall also comply with the provisions of TIA Section 314(a).

         (a) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.3.

SECTION 4.4   COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, DBS Corp and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, including, without limitation, a default in the performance or breach of Section 4.7, Section 4.9, Section 4.10, Section
4.15 or Section 4.20 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of DBS Corp's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that DBS Corp or any of its Affiliates has violated any provisions of Article Four or Article Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. The Trustee has no duty to review these statements or any other financial statements for purposes of determining compliance with this or any other provision of this Indenture.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) any default under any Indebtedness referred to in Section 6.1(g) or (h), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company or any of its Affiliates is taking or proposes to take with respect thereto.

SECTION 4.5  TAXES.

    The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6   STAY, EXTENSION AND USURY LAWS.

    The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7   RESTRICTED PAYMENTS.

    DBS Corp shall not, and shall not permit any of its Restricted Subsidiaries, to, directly or indirectly, (a) declare or pay any dividend or make any distribution on account of any Equity Interests of DBS Corp or any of its Subsidiaries, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of DBS Corp or dividends or distributions payable to DBS Corp or any Wholly Owned Subsidiary of DBS Corp (other than Unrestricted Subsidiaries of DBS Corp), (b) purchase, redeem or otherwise acquire or retire for value any outstanding Equity Interests of DBS Corp, any of its Subsidiaries or any other Affiliate of DBS Corp, other than any such Equity Interests owned by DBS Corp or any of its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of DBS Corp), or (c) make any Restricted Investment (all such prohibited payments and other actions set forth in clauses

(a) through (c) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

         (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (ii) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of DBS Corp would not have exceeded 6.0 to 1; and

         (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by DBS Corp after the date of this Indenture, is less than the sum of: (A) the difference of cumulative (x) Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) minus (y) 150% of Consolidated Interest Expense of DBS Corp, each as determined for the period (taken as one accounting period) from October 1, 1997 to the end of DBS Corp's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus (B) an amount equal to 100% of the aggregate net cash proceeds received by DBS Corp and its Subsidiaries from the issue or sale of Equity Interests (other than Disqualified Stock) of DBS Corp or the Company (other than Equity Interests sold to a Subsidiary of DBS Corp or the Company, and PROVIDED that any sale of Equity Interests of DBS Corp shall only be included in such calculation to the extent that the proceeds thereof are contributed to the capital of DBS Corp other than as Disqualified Stock or Indebtedness), since June 25, 1997.

    The foregoing provisions will not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

         (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of DBS Corp in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of DBS Corp (other than Disqualified Stock);

         (3) the payment of dividends on, or the redemption of, the Dish Preferred Stock;

         (4) Investments in an aggregate amount not to exceed $20 million; PROVIDED that such Investments are in businesses of the type described in
    Section 4.18;

         (5) Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of (A) $25.0 million plus (B) 30% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

         (6) the purchase of employee stock options, or capital stock issued pursuant to the exercise of employee stock options, in an aggregate amount not to exceed $2 million in any calendar year and in an aggregate amount not to exceed $10 million since the date of this Indenture;

         (7) a Permitted Refinancing as defined in Section 4.9 of this Indenture;

         (8) Investments in an amount equal to the net proceeds received by DBS Corp or any of its Restricted Subsidiaries from the issue and sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company and other than Disqualified Stock), since June 25, 1997; provided that the entity making such Investment (if other than the Company) receives a capital contribution from EchoStar in an amount greater than or equal to the amount of such Investment;

         (9) the purchase of odd-lots of Equity Interests of EchoStar, in an amount not to exceed $1 million in the aggregate;

         (10) Investments in ExpressVu Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the date of this Indenture, to the Company or its Subsidiaries with respect to ExpressVu, Inc.;

         (11) Investments in ABCN, Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the date of this Indenture, to DBS Corp or its Subsidiaries with respect to ABCN, Inc.; or

         (12) the payment of any dividend, or making of any distribution or Investment, the proceeds of which are, within five Business Days of receipt thereof, used to pay (x) for the construction, launch, operation or insurance of EchoStar III, PROVIDED that at the time of any such payment, distribution or Investment, EchoStar III shall be owned by EchoStar or any Wholly Owned Subsidiary of EchoStar or (y) any cash dividend on the 12 1/8% Senior Preferred Stock..

    The amounts referred to in clauses (1) and (8) shall be included as Restricted Payments in any computation made pursuant to clause (iii) of this
Section 4.7.

    Not later than the date of making any Restricted Payment, the Company shall cause DBS Corp to deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 4.8   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

    DBS Corp shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to DBS Corp or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to DBS Corp or any of its Subsidiaries, (b) make loans or advances to DBS Corp or any of its Subsidiaries or (c) transfer any of its properties or assets to DBS Corp or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness and existing agreements as in effect on the date of this Indenture, (ii) any Credit Agreement containing any encumbrances or restrictions that are no more restrictive with respect to the provisions set forth in clauses (a), (b) and
(c) above than the 1994 Credit Agreement as in effect on the date of its expiration, (iii) applicable law or regulation, (iv) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (vi) Refinancing Indebtedness, as defined in Section 4.9 herein, PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.9 INCURRENCE OF INDEBTEDNESS, ISSUANCE OF DISQUALIFIED STOCK AND ISSUANCE OF PREFERRED EQUITY INTERESTS OF SUBSIDIARIES.

    DBS Corp shall not, and DBS Corp shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or DBS Corp to issue any Disqualified Stock and DBS Corp shall not permit any of its Restricted Subsidiaries to issue any Preferred Equity Interest; PROVIDED, HOWEVER, that notwithstanding the foregoing DBS Corp and each of its Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or Preferred Equity Interests if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Equity Interests and the application of the net proceeds thereof, the Indebtedness to Cash Flow Ratio of DBS Corp would not have exceeded 6.0 to 1.

    (b)  The foregoing limitation will not apply to:

         (i) the incurrence of the Deferred Payments and letters of credit with respect thereto;

         (ii)  the incurrence of Bank Debt;

         (iii) the incurrence of Indebtedness in an aggregate amount not to exceed $15 million upon a finding by DBS Corp (evidenced by a resolution of the Board of Directors of EchoStar set forth in an Officers' Certificate delivered to the Trustee) that such Indebtedness is necessary to finance costs in connection with the development, construction, launch or insurance of EchoStar III or IV (or any permitted replacements thereof);

         (iv) Indebtedness between and among DBS Corp and each of its Restricted Subsidiaries;

         (v) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by DBS Corp or any of its Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an aggregate principal amount not to exceed $15 million, PROVIDED that such Indebtedness and the holders thereof do not at any time have direct or indirect recourse to any property or assets of DBS Corp or any of its Restricted Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries;

         (vi) Existing Indebtedness;

         (vii) additional Indebtedness in an aggregate amount not to exceed $15 million at any one time outstanding;

         (viii) the incurrence of Purchase Money Indebtedness by DBS Corp and any Restricted Subsidiary in an aggregate amount not to exceed $30 million at any one time outstanding; or

         (ix) the incurrence by DBS Corp or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (i), (iii), (v), (vi), (vii) and (viii) above ("DBS Refinancing Indebtedness"); PROVIDED, HOWEVER, that (A) the principal amount of such DBS Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded; and (B) the DBS Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded.

    (c) In addition, the Company shall not incur any Indebtedness (including Acquired Debt), and the Company shall not permit any Subsidiary of the Company which owns any Equity Interests (including for these purposes any debt security that is convertible into, or exchangeable for, Capital Stock) in DBS Corp (a "Bound Subsidiary") to issue Disqualified Stock or Preferred Equity Interests or incur any Indebtedness (including Acquired Debt); PROVIDED, HOWEVER, that, notwithstanding the foregoing the Company may incur Indebtedness, and Bound Subsidiaries may incur Indebtedness or issue Disqualified Stock or Preferred Equity Interests if, after giving effect to the incurrence of such Indebtedness or the issuance of the Disqualified Stock or Preferred Equity Interests, and the application of the net proceeds thereof, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 6.0 to 1.

    (d) The foregoing limitation in Section 8.3(c) will not apply to any of the following:

         (i) Indebtedness between and among the Company and each of its Subsidiaries;

         (ii) Acquired Debt of a person incurred prior to the date upon which such person was acquired by the Company or any of its Bound Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an aggregate principal amount not to exceed $15 million, PROVIDED that such Indebtedness and the holders thereof do not at any time have direct or indirect recourse to any property or assets of the Company or any of its Bound Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries:

         (iii) Existing Indebtedness;

         (iv) Additional Indebtedness in an aggregate amount not to exceed $25 million at any one time outstanding;

         (v) The incurrence of Purchase Money Indebtedness by the Company or any Bound Subsidiary in an aggregate amount not to exceed $10 million at any one time outstanding;

         (vi) The incurrence by the Company or any of it Bound Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (ii), (iii), (iv) and (v) above ("Company Refinancing Indebtedness"), PROVIDED, HOWEVER, that: (A) the principal amount of such Company Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced substituted or refunded; (B) the Company Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (C) the Company Refinancing Indebtedness shall be subordinated in right of payment to the debt being refinanced, if at all, on terms at least as favorable to the holders of such debt as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded; (a "Company Permitted Refinancing").

SECTION 4.10  ASSET SALES

    If DBS Corp or any of its Restricted Subsidiaries, in a single transaction or a series of related transactions:

    (a) sells, leases, conveys or otherwise disposes of any assets (including by way of a sale-and-leaseback transaction), other than (i) sales of inventory in the ordinary course of business, (ii) sales to DBS Corp or a Wholly Owned Restricted Subsidiary of EchoStar DBS Corp. by any Restricted Subsidiary of DBS Corp, (iii) sales of accounts receivable by EAC or DNCC for cash in an amount at least equal to the fair market value of such accounts receivable or (iv) sales of rights to satellite launches (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Company Indenture described below under the caption "Merger, Consolidation, or Sale of Assets").

    (b) issue or sell equity securities of any Restricted Subsidiary of DBS Corp, in either case, which assets or securities (i) have a fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate; PROVIDED HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company) in excess of $10 million or (ii) are sold or otherwise disposed of for net proceeds in excess of $10 million (each of the foregoing, an "Asset Sale") then:

    (A) DBS Corp or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of Company and set forth in an Officers' Certificate; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company of the assets sold or otherwise disposed of; and

    (B) at least 80% of the consideration therefor received by DBS Corp or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that DBS Corp may consider up to $15 million of non-cash assets at any one time to be cash for purposes of this clause (B), PROVIDED that the provisions of the next paragraph are complied with as such non-cash assets are converted to cash.

    (C) Any Net Proceeds from any Asset Sale that are not applied or invested in the business of the Company within 180 days after such Asset Sale, or not applied to an offer to repurchase 1994 Notes required by the 1994 Notes Indenture, the 1996 Notes required by the 1996 Notes Indenture, and the 1997 Notes required by the 1997 Notes Indenture shall be applied to an offer to purchase senior Preferred Stock at a purchase price of 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of purchase: provided that any such obligation to make such an offer shall not become effective until such time as the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured.

    (D) Notwithstanding the foregoing, any transaction which would not constitute an Asset Sale, or which would not be subject to the terms of the Asset Sale covenant contained in the 1997 Notes Indenture, shall not constitute an Asset Sale for purposes of this Asset Sale covenant.

SECTION 4.11  TRANSACTIONS WITH AFFILIATES.

    The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless:

    (a) such Affiliate Transaction is on terms that are no less favorable to DBS Corp or its Subsidiaries than those that would have been obtained in a comparable transaction by DBS Corp or such Subsidiaries with an unrelated Person,

    (b) if such Affiliate Transaction involves aggregate payments in excess of $500,000, DBS Corp delivers to the Trustee a resolution of the Board of Directors of DBS Corp set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of disinterested members of the Board of Directors of EchoStar, and

    (c) if such Affiliate Transaction involves aggregate payments in excess of $15 million, DBS Corp delivers to the Trustee an opinion as to the fairness to DBS Corp or such Subsidiaries from a financial point of view of such Affiliate Transaction issued by an investment banking firm of national standing;

PROVIDED, HOWEVER, that (i) the payment of compensation to directors and management of EchoStar in amounts approved by the Compensation Committee of the Board of Directors of EchoStar (which shall consist of a majority of outside directors); (ii) transactions between or among DBS Corp and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the DBS Corp); (iii) the transfer of rights and interests in any permits or licenses relating to the use of channels at the 166DEG. West Longitude or 175DEG. West Longitude orbital slot; (iv) transactions permitted by the provisions of this Indenture described above under clauses (1), (3), (5), (6), (7), (9) and (12) of the second paragraph of Section 4.7 of this Indenture; and (v) any transactions between or among EchoStar and any Subsidiary of EchoStar which is not also a Subsidiary of the Company, shall, in each case, not be deemed Affiliate Transactions.

SECTION 4.12  [INTENTIONALLY OMITTED]

SECTION 4.13  SUBSIDIARY GUARANTEES

    If DBS Corp or any Guarantor transfers or causes to be transferred, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by DBS
Corp) exceeding $500,000 to any Restricted Subsidiary of DBS Corp that is neither a Subsidiary of ESBC nor a Guarantor, EchoStar, to the extent not otherwise precluded by obligations set forth in the 1997 Notes Indenture, 1996 Notes Indenture or the 1994 Notes Indenture, shall, or shall cause the owner of such Subsidiary to: (a) enter into a pledge agreement in order to pledge all of the issued and outstanding Capital Stock of such Subsidiary as security to the Trustee for the benefit of the Holders of the Notes; and (b) cause such Subsidiary to: (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of EchoStar's obligations under the Notes and execute a notation in form and substance reasonably satisfactory to the Trustee; and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such pledge agreement and such supplemental indenture have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by DBS Corp or any Guarantor in exchange for cash or Cash Equivalents in an amount equal to the fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, FURTHER, HOWEVER, that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by EchoStar) of such property or assets.

SECTION 4.14  [Intentionally Omitted]

SECTION 4.15  OFFER TO PURCHASE UPON CHANGE OF CONTROL OR ORBITAL EVENT.

     Subject to any contractual or other restrictions, upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"), PROVIDED that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be paid or payable to Holders who tender Notes pursuant to the Change of Control Offer, PROVIDED FURTHER that any such offer may be deferred by the Company until such time as the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured. Within 15 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) any other information material to such Holder's decision to tender Notes.

    (b) Subject to any contractual or other restrictions, upon the occurrence of an Orbital Event, the Company shall make an offer (an "ORBITAL EVENT OFFER") to each Holder of Notes to repurchase one-half of such Holder's Notes (equal to $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the "ORBITAL EVENT PAYMENT"), PROVIDED that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note for registered at the close of business on such record date, and no additional interest shall be paid or payable to Holders who tender Notes pursuant to the Orbital Event Offer, PROVIDED FURTHER that any such offer may be deferred by the Company until such time as the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured. Within 15 days following any Orbital Event, the Company shall mail a notice to the Trustee and each Holder stating: (1) that the Orbital Event Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "ORBITAL EVENT PAYMENT DATE"); (3) that any Note not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Company defaults in the payment of the Orbital Event Payment, all Notes accepted for payment pursuant to the Orbital Event Offer shall cease to accrue interest after the Orbital Event Payment Date; (5) that Holders electing to have any Notes purchased pursuant to an Orbital Event Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Orbital Event Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Orbital Event Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) any other information material to such Holder's decision to tender Notes.

    (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control or an Orbital Event.

    (d) On the Change of Control Payment Date and/or the Orbital Event Payment Date as the case may be, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer and/or the Orbital Event Offer, as the case may be, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment and/or the Orbital Event Payment, as the case may be, in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer and/or the Orbital Event Offer, as the case may be, on or as soon as practicable after the Change of Control Payment Date and/or the Orbital Event Offer, as the case may be.

SECTION 4.16  [INTENTIONALLY OMITTED]

SECTION 4.17  [INTENTIONALLY OMITTED]

SECTION 4.18  ACTIVITIES OF ECHOSTAR.

    Neither EchoStar nor any of its Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international satellite communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, the acquisition, transmission, broadcast, production and other provision of programming therewith and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

SECTION 4.19  [INTENTIONALLY OMITTED]

SECTION 4.20  [INTENTIONALLY OMITTED]

SECTION.4.21  [INTENTIONALLY OMITTED]

SECTION 4.22  SIGNIFICANT TRANSACTIONS.

    EchoStar or any of its Subsidiaries may enter into a transaction or series of transactions (a "SIGNIFICANT TRANSACTION") with another entity (a "STRATEGIC PARTNER"), notwithstanding the fact that such Significant Transaction would otherwise be prohibited under the terms of this Indenture, in which EchoStar or any such Subsidiary (i) sells, leases, conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction) to such Strategic Partner or (ii) makes an Investment in or receives an Investment from such Strategic Partner; PROVIDED that: (i) EchoStar or such Subsidiary receives fair market value for any property or assets (including capital stock) transferred in such Significant Transaction in the opinion of a majority of the Board of Directors of EchoStar as evidenced by an Officers' Certificate delivered to the Trustee and an investment banking firm of national standing selected by the Company; and (ii) in connection with the consummation of such Significant Transaction, the Company makes an offer (a "Special Offer to Purchase") to each Holder of Notes to repurchase, within 15 days following the consummation of such Significant Transaction, all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (in either case, the "Special Offer Payment"); PROVIDED that such offer shall be made prior to the consummation of such Significant Transaction unless at such time the 1997 Notes and the 1996 Notes have not been paid in full or have otherwise matured, in which case the offer shall be made immediately after the full payment or other maturity of the 1996 Notes and the 1997 Notes.

    At least 30 days prior to the consummation of such Significant Transaction, the Company shall mail a notice to each Holder stating:

         (a)  that the Special Offer to Purchase is being made pursuant to this
Section 4.22 of this Indenture;

         (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the "SPECIAL OFFER PAYMENT DATE");

         (c) that any Notes tendered will only be repurchased in the event that such Significant Transaction is consummated;

         (d) that any Notes not tendered or not repurchased will continue to accrue interest in accordance with the terms of this Indenture;

         (e) that, if such Significant Transaction is consummated, unless the Company defaults in the payment of the Special Offer Payment, all Notes accepted for payment pursuant to the Special Offer to Purchase shall cease to accrue interest after the Special Offer Payment Date;

         (f) that Holders electing to have any Notes purchased pursuant to an Offer to Purchase will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Special Offer Payment Date;

         (g) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Special Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (h) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         (i) a description of such Significant Transaction, as well as any other information material to such Holder's decision to tender Notes.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Special Offer to Purchase.

SECTION 4.23  ACCOUNTS RECEIVABLE SUBSIDIARY.

    DBS Corp

          (a)  may, and may permit any of its Subsidiaries to, notwithstanding
Section 4.7 herein or any other requirements of this Indenture, make Investments in an Accounts Receivable Subsidiary: (i) the proceeds of which are applied within five

Business Days of the making thereof solely to finance: (A) the purchase of accounts receivable of DBS Corp and its Subsidiaries or (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (PROVIDED that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor) and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

         (b) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; PROVIDED that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of this Indenture (and not written-off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

         (c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from DBS Corp and its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; PROVIDED an Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

         (d) shall not, and shall not permit any of its Subsidiaries to, enter into any Guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of DBS Corp or any of its Subsidiaries with respect to the accounts receivable sold by DBS Corp or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; PROVIDED that neither DBS Corp nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

         (e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of DBS Corp and its Subsidiaries and activities incidental thereto;

         (f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to DBS Corp and Non-Recourse Indebtedness; PROVIDED that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

         (g) shall cause any Accounts Receivable Subsidiary to remit to DBS Corp or a Subsidiary of DBS Corp on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to DBS Corp, (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or (iii) to finance the purchase of additional accounts receivable of DBS Corp and its Subsidiaries; and

         (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

                                      ARTICLE 5
                                      SUCCESSORS

SECTION 5.1   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

    DBS Corp may not consolidate or merge with or into (whether or not DBS Corp is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) DBS Corp is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than DBS Corp) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Person formed by or surviving any such consolidation or merger (if other than DBS Corp) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of DBS Corp, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; (c) immediately after such transaction no Default or Event of Default exists; and (d) DBS Corp or the Person formed by or surviving any such consolidation or merger (if other than DBS Corp), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) shall have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of DBS Corp immediately preceding the transaction and (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in Section 4.9.

    Notwithstanding the foregoing, DBS Corp may merge with another Person if
(a) DBS Corp is the surviving Person; (b) the consideration issued or paid by DBS Corp in such merger consists solely of Equity Interests (other than Disqualified Stock) of DBS Corp; and (c) immediately after giving effect to such merger, DBS Corp's Indebtedness to Cash Flow Ratio does not exceed DBS Corp's Indebtedness to Cash Flow Ratio immediately prior to such merger.

SECTION 5.2   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

    EchoStar may not consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) EchoStar is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than EchoStar) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Person formed by or surviving any such consolidation or merger (if other than EchoStar) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of EchoStar, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; (c) immediately after such transaction no Default or Event of Default exists; and (d) EchoStar or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) shall have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of EchoStar immediately preceding the transaction and
(ii) will have an Indebtedness to Cash Flow Ratio immediately after the transaction that does not exceed EchoStar's Indebtedness to Cash Flow Ratio immediately preceding the transaction

SECTION 5.3   SUCCESSOR CORPORATION SUBSTITUTED.

    Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.2, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.1   EVENTS OF DEFAULT.

    Each of the following constitutes an "EVENT OF DEFAULT" (unless the provisions of Section 4.22 are applicable and the Company complies with such provisions):

         (a) default for 30 days in the payment when due of interest on the Notes;

         (b) default in the payment when due of principal on the Notes at maturity, upon repurchase, redemption or otherwise;

         (c) failure by the Company, DBS Corp or any of their Subsidiaries to comply with the provisions of Section 4.10, Section 4.11, Section 4.15, or
Section 4.22;

         (d) default under Section 4.7 or Section 4.9, which default remains uncured for 15 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this Indenture;

         (e) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

         (f)  [omitted]

         (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries other than an Independent Subsidiary (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries other than an Independent Subsidiary), other than any Credit Agreement, which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period PROVIDED in such Indebtedness (a "PAYMENT DEFAULT"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5.0 million or more;

         (h) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries other than an Independent Subsidiary (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries other than an Independent Subsidiary), other than any Credit Agreement, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

         (i) failure by the Company or any of its Subsidiaries other than an Independent Subsidiary to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $2.0 million, which judgments are not stayed within 60 days after their entry;

         (j) the Company or any Significant Subsidiary of the Company other than an Independent Subsidiary pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

         (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company (other than an Independent Subsidiary) in an involuntary case; (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company (other than an Independent Subsidiary) or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company (other than any Independent Subsidiary); or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company (other than any Independent Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2   ACCELERATION.

    If an Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by EchoStar or any of its Subsidiaries (other than an Independent Subsidiary) intended to avoid restrictions on or premiums related to redemptions of the Notes contained in this Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in this Indenture). Notwithstanding the foregoing, in the case of an Event of Default specified in clause (j) or (k) of Section 6.1, with respect to the Company or any of its Subsidiaries (other than an Independent Subsidiary), all outstanding Notes shall become and be immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as PROVIDED in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders waive any existing Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or principal of the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

    All powers of the Trustee hereunder will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for transfer of control or assignment of Title III licenses.

SECTION 6.3   OTHER REMEDIES.

    If an Event of Default occurs and is continuing and subject to the provisions of this Indenture, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4   WAIVER OF PAST DEFAULTS.

    Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5   CONTROL BY MAJORITY.

    Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.6   LIMITATION ON SUITS.

    A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

         Notwithstanding the foregoing or anything else to the contrary in this Indenture, neither the Trustee nor any Holder may seek any remedy (other than pursuit of a claim in bankruptcy) against the Company, including any acceleration of the maturity thereof, until both the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured.

SECTION 6.7   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.8   COLLECTION SUIT BY TRUSTEE.

    If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.

    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10  PRIORITIES.

    If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

    The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11  UNDERTAKING FOR COSTS.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                ARTICLE 7
                                 TRUSTEE

SECTION 7.1   DUTIES OF TRUSTEE.

    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b)  Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

    (d) Whether or not therein expressly so PROVIDED, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2   RIGHTS OF TRUSTEE.

    (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

    (e) Unless otherwise specifically PROVIDED in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company

    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

    (g) Except with respect to Section 4.4, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 4.3 and 4.4 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE.

    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if any of the

Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.4   TRUSTEE'S DISCLAIMER.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5   NOTICE OF DEFAULTS.

    If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

    Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

    A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which any Notes are listed. The Company shall promptly notify the Trustee when any Notes are listed on any stock exchange.

SECTION 7.7   COMPENSATION AND INDEMNITY.

    The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

    The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence, willful misconduct or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

    The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

    To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(k) or (l) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8   REPLACEMENT OF TRUSTEE.

    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as PROVIDED in this Section.

    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

         (a)  the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder.

         (d) a Custodian or public officer takes charge of the Trustee or its property; or

         (e)  the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien PROVIDED for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

    There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

    The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                      ARTICLE 8
                          DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

    The Company may, at its option, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE.

    Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company's obligations with respect to such Notes under Sections 2.5, 2.7, 2.8, 2.10, 2.11 and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

SECTION 8.3   COVENANT DEFEASANCE.

    Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder
(it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3 and Sections 6.1(d) through 6.1(k) shall not constitute Events of Default.

SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

    The following shall be the conditions to the application of either Section
8.2 or Section 8.3 to the outstanding Notes:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars, (ii) non-callable U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee expressed in a written certification thereof delivered to the Trustee, which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest;

         (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

         (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as
Section 6.1(j) or 6.1(k) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 or the Covenant Defeasance under
Section 8.3 (as the case may be) have been complied with as contemplated by this
Section 8.4.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT NOTES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

    Subject to Section 8.6, all money and Government Notes (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Notes deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

    Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Notes held by it as PROVIDED in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6   REPAYMENT TO COMPANY.

    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company

SECTION 8.7   REINSTATEMENT.

    If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Notes in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                      ARTICLE 9
                           AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1  WITH CONSENT OF HOLDERS OF NOTES

    (a) Except as provided in Section 9.2 hereof, this Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    (b) Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):

         (i) reduce the aggregate principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

         (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

         (iii) reduce the rate of or change the time for payment of interest on any Notes;

         (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (v) make any Note payable in money other than that stated in the Notes;

         (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

         (vii)  waive a redemption payment with respect to any Note; or

         (viii) make any change in the foregoing amendment and waiver provisions.

In addition, without the consent of at least 66 2/3% of the Notes then outstanding, an amendment or a waiver may not make any change to the covenants in this Indenture entitled "Offer to Purchase upon Change of Control or Orbital Event" in Section 4.15 hereof, and "Asset Sales" in Section 4.10 hereof (including, in each case, the related definitions).

SECTION 9.2  WITHOUT CONSENT OF HOLDERS OF NOTES

    (a) Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture and the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT.

    Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS.

    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

    The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Company shall designate.

SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES.

    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC.

    (a) The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

    (b) Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the

Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

    (c) It shall not be necessary for the consent of the Holders of Notes to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

    (d) After an amendment, supplement or waiver under this Article becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

SECTION 9.7   PAYMENTS FOR CONSENTS.

    Neither EchoStar, the Company nor any of their Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                      ARTICLE 10
                               [INTENTIONALLY OMITTED]

                                      ARTICLE 11
                               [INTENTIONALLY OMITTED]

                                      ARTICLE 12
                                    MISCELLANEOUS

SECTION 12.1  TRUST INDENTURE ACT CONTROLS.

    If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.2  NOTICES.

    Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:

    EchoStar Communications Corporation 90 Inverness Circle East Englewood, Colorado 80112 Telecopier No.: (303) 799-0354 Attention: David K. Moskowitz, Esq.

With a copy to:

    Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Third Floor, Denver, Colorado 80202, Telecopier No.: (303) 595-3970 Attention:
Herrick K. Lidstone, Jr., Esq.

If to the Trustee:

    [TO BE PROVIDED]

    The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

    All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

    Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

    If a notice or communication is mailed in the manner PROVIDED above within the time prescribed, it is duly given, whether or not the addressee receives it.

    If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

    Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

    (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, PROVIDED for in this Indenture relating to the proposed action have been satisfied; and

    (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.



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    Each certificate or opinion with respect to compliance with a condition or covenant PROVIDED for in this Indenture (other than a certificate PROVIDED pursuant to TIA Section 314(a)(4)) shall include:

    (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

    (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6  RULES BY TRUSTEE AND AGENTS.

    The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS.

    No director, officer, employee, incorporator or stockholder of the Company DBS Corp or any of their Affiliates, as such, shall have any liability for any obligations of the Company and any of their Affiliates under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.8  GOVERNING LAW.

    The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.



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SECTION 12.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 SUCCESSORS.

    All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.11 SEVERABILITY.

    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12 COUNTERPART ORIGINALS.

    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC.

    The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

    IN WITNESS WHEREOF, Grantor and the Trustee have caused this Indenture to be duly executed as of the day and year first above written.

                                            ECHOSTAR COMMUNICATIONS CORPORATION,
                                                           a Nevada corporation

                                                     By:
                                                        -----------------------
                                                             David K. Moskowitz
                                                         Senior Vice President,




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                                                  General Counsel and Secretary





                                           U.S. BANK TRUST NATIONAL ASSOCIATION
                                             By:
                                                -------------------------------

                                                Trust Officer Corporate Finance
















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                                       EXHIBITS

EXHIBIT A     UNSECURED NOTES























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